Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard • N. Huntingdon, PA 15642 • (724) 863-9663

FOR IMMEDIATE RELEASE

ExOne Announces European Facility Expansion in Gersthofen, Germany

Construction of new facility to consolidate existing German operations, creating efficiency and providing platform for strategic growth

NORTH HUNTINGDON, PA, August 6, 2013 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and printed products to industrial customers, announced today that it has purchased land and will soon begin construction on a new facility in Gersthofen, Germany, in the district of Augsburg.

Upon completion, which is estimated to occur in the latter half of 2014, the facility will comprise approximately 150,700 square feet of production, warehouse, service and R&D space as well as approximately 27,600 square feet for offices. ExOne will be consolidating its five existing leased facilities in Augsburg which currently occupy an aggregate of approximately 77,500 square feet into its new facility, providing expansion capacity to support its global growth strategy.

Rainer Hoechsmann, General Manager of ExOne GmbH, commented, “We were fortunate to secure a strategic location for our new facility, located in an industrial region directly on a German autobahn. This provides easy access to our growing customer base, our vendors, as well as our employees. Consolidating all of our activities, which include production, warehousing, a production service center, an R&D lab, as well as our European headquarters, into a single facility will further improve our efficiency, enhancing our ability to service our customers.”

ExOne has engaged GOLDBECK Süd GmbH, a turnkey provider of construction services which focuses on Central Europe, Great Britain, Austria and Switzerland, for the design of its new facility, and expects to engage GOLDBECK for the construction of this facility. Total costs for the land and facilty are estimated at approximately $20 million.

For more information regarding ExOne’s operations, visit the Company’s website at www.exone.com.

About ExOne

ExOne is a global provider of 3D printing machines and printed products to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne offers pre-production collaboration and prints products through Production Service Centers, which are located in the United States, Germany and Japan. ExOne builds 3D printing machines at its facilities in the United States and Germany. ExOne also supplies the associated products, including consumables and replacement parts, and services, including training and technical support, necessary for purchasers of its machines to print products.

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ExOne Announces European Facility Expansion in Gersthofen, Germany

August 6, 2013

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “typically,” “anticipates,” “believes,” “appears,” “could,” “plan,” and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, energy and other industrial products; the impact of disruption of our manufacturing facilities or PSCs; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; and the adequacy of our protection of our intellectual property, and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

Should one or more of these risks or uncertainties materialize, or should any of ExOne’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Media:	Investors:
Nicole McEwen	John Irvin	Deborah K. Pawlowski
Marketing Director	Chief Financial Officer	Kei Advisors LLC
(724) 765-1328	(724) 765-1310	(716) 843-3908
nicole.mcewen@exone.com	john.irvin@exone.com	dpawlowski@keiadvisors.com